Exhibit 32

Certification of Periodic Financial Report Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350

In connection with the Quarterly Report of First Capital Institutional Real Estate, Ltd.—1 (the “Partnership”) on Form 10-Q for the three months ending March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of Donald J. Liebentritt, as President and Chief Executive Officer of First Capital Financial, L.L.C., the Managing General Partner of the Partnership (the “Managing General Partner”), and Philip Tinkler, as Vice President—Finance and Treasurer of the Managing General Partner, hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.

/s/ DONALD J. LIEBENTRITT
DONALD J. LIEBENTRITT
President and Chief Executive Officer
May 14, 2004

/s/ PHILIP TINKLER
PHILIP TINKLER
Vice President—Finance and Treasurer
May 14, 2004